SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On November 14, 2014, the Company issued a press release announcing its results of operations for the three months ended September 30, 2014.  A copy of the press release is furnished (other than the information pertaining to the special cash dividend declared by the Company’s Board of Directors, which is filed) as Exhibit 99.1 to this Current Report on Form 8-K  and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and exhibit 99.1 is being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07          Submission of Matters to a Vote of Securityholders.

             The following matter was submitted to a vote of security holders at the 2014 Annual Meeting of Stockholders of the Company held on November 14, 2014:

Election of Directors

Nominees	For	Withheld	Broker NonVotes
Michael S. Steiner	4,910,029	218,739	0
Venerando J. Indelicato	4,883,362	245,406	0
David Blyer	5,078,207	50,561	0
Lloyd Frank	4,908,949	219,819	0
Alan M. Grunspan	5,053,065	75,703	0

All five directors listed above were elected to a one-year term until the 2015 Annual Meeting of the Stockholders of the Company and the election and qualification of their respective successors.

Item 8.01   Other Events.

  On November 14, 2014, the Company’s Board of Directors declared a special cash dividend of $0.20 per share payable on December 19, 2014 to stockholders of record on December 5, 2014.

Item 9.01   Financial Statements and Exhibits.

    (d)          Exhibits:

                        99.1                 Press Release dated November 14, 2014.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: November 18, 2014	By:	/s/ Venerando J. Indelicato
Venerando J. Indelicato,
Treasurer and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated November 14, 2014.